Corporate presentation January 2017 Exhibit 99.2

Safe Harbor Statements Forward Looking Statements. Savara cautions you that statements in this presentation that are not a description of historical fact are forward-looking statements which may be identified by the use of words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements regarding the sufficiency of the combined organization's resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined organization; the safety, efficacy and projected development timeline and commercial potential of any product candidates; and the market size or potential for any of our products. Savara may not actually achieve the proposed merger with Mast, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Savara's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to consummate the proposed merger, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned clinical development programs, the timing and ability of Mast or Savara to raise additional equity capital to fund continued operations; the ability to successfully develop any of Savara's product candidates, and the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law. Additional Information about the Proposed Merger and Where to Find It. In connection with the proposed merger, Mast intends to file relevant materials with the SEC, including a registration statement on Form S‑4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Mast and Savara are urged to read these materials when they become available because they will contain important information about Mast, Savara and the proposed merger. The joint proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Mast with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Mast by directing a written request to: Mast Therapeutics, Inc. 3611 Valley Centre Drive, Suite 500, San Diego, California 92130, Attn: Investor Relations. Investors and security holders are urged to read the joint proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger. Mast and its directors and executive officers and Savara and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Mast and Savara in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the joint proxy statement/prospectus referred to above.

Savara in Brief Emerging Specialty Pharmaceutical Company Focused on Rare Respiratory Diseases Status: Private Founded:2008 Headquarters:Austin, TX Pipeline Pre-Clinical AeroVanc Cystic Fibrosis (CF) Pulmonary Alveolar Proteinosis (PAP) Indication Expansion Phase 1 Phase 2 Phase 3 Molgradex EU/Japan Molgradex US

Management & Advisors Executive Team Rob Neville, CEO Serial entrepreneur / Evity exit $100M / Series A lead investor Dr. Taneli Jouhikainen, COO Serial drug developer / 10+ license deals / public company and IPO experience / 20 yrs. in pharma mgmt. David Lowrance, CPA 15 years biotech / pharma, public company and IPO experience Dr. Cecilia Ganslandt, Medical Serial drug developer / 20 yrs. in pharma mgmt. Dr. John Lord, Pharm Dev Ex-Nektar / Exubera program mgr. / 20 yrs. in pharm dev Kenny Frazier, Clinical 25 yrs. in clinical dev / Ex-Opexa Therapeutics Mette Vinge, Regulatory Ex-Pfizer & Takeda / 14 yrs. in regulatory Dr. Inge Tarnow, Non-clinical Ex- Actelion / 12 yrs. in Academia / Professor in Veterinary Science Board of Directors Nevan Elam Former head of Nektar Inhalation Business Rick Hawkins Founder and former CEO Pharmaco Joe McCracken Former global head of BD Roche Yuri Pikover 37 Technology Ventures Rob Neville Savara CF Advisors Dr. Elliott Dasenbrook Dr. Patrick Flume Dr. Michael Konstan Dr. Felix Ratjen

AeroVanc Inhaled Vancomycin for MRSA in CF

Genetic Disease with Chronic Infections Source: Novartis and Gilead public filings. 2013 last year prior to generic entry 1990’s Tobramycin off-label use 2000 TOBI Acquired for $700M 2013 TOBI sales of $387M 2013 TOBI Podhaler Launch

Bacterial Infection Prevalence in CF Source: 2015 CFF Patient Registry

Survival According to MRSA Status Dasenbrook, et al. reprinted with permission, Copyright © (2010) JAMA, All rights reserved.

Limited Treatment Options for MRSA Exacerbations treated with IV vancomycin or linezolid Growing use of suppressive oral anti-MRSA antibiotics Systemic toxicities and poor lung penetration of IV abx Emerging use of nebulized IV form of vancomycin

AeroVanc: First Inhaled MRSA Antibiotic Strong Support from KOLs and CF Community Inhaled Dry Powder Vancomycin Drug Directly to Site of Infection Reduced Systemic Toxicity GSK as Commercial Manufacturer Orphan & QIDP status (12 years exclusivity)

SUMMARY OF AEROVANC DEVELOPMENT

Preclinical	Phase I	Phase II	Phase III*
Formulation Inhalation toxicology & safety pharmacology	Volunteers n=18 CF patients (n=7) Lung PK	Proof of Concept PC / DB (n=87)	Efficacy PC / DB (n=200) Safety Open label (n=~150-170)
2010 - 11	2011 - 12	2013 - 16	2017 -

*Proposal subject to regulatory approval of final protocol

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FEV1 Improvement from baseline Per Protocol Population, 32 mg dose cohort, < 21 years of age, n = 16

Time to Use of Other Antibiotics Intent-to-treat Population, 32 mg dose cohort, < 21 years of age, n = 20

PLANNED Phase III Study Design Screening Period BL n=100, Placebo n=100, AeroVanc Period 1- Double-blind W 8 W 12 W 24/BL W 16 W 20 W 4 N= up to 200, Open-label AeroVanc W 8 W 12 W 24 W 16 W 20 W 4 Period 2- Open-label Primary Endpoint FEV1 improvement across three cycles (absolute change) Secondary Endpoints FEV1 improvement (relative change, proportion of responders) Key Inclusion Criteria Patients age ≥ 6 with Cystic Fibrosis Persistent positive culture for MRSA FEV1 ≥ 30% and ≤ 90% Respiratory Symptoms Diary Time to use of another antibiotic for pulmonary infection

Molgradex Inhaled GM-CSF for PAP

PAP Pathology Accumulation of surfactant in the alveoli Caused by auto-antibodies to GM-CSF Decreased gas exchange Shortness of breath/cough Prevalence (US) 2000-3000 patients Normal PAP

Prior Evidence for Inhaled GM-CSF Before After Tazawa et al. AJRCCM. 181:1345; 2010. Control GM-CSF Improvement in oxygen delivery (reduction in A-a oxygen gradient) mmHg

Molgradex® – First Inhaled GM-CSF Novel Formulation of rhGM-CSF Direct delivery to the lungs to overcome functional deficiency Promising results in academically sponsored studies* PARI eFlow® nebulizer No approved drug treatments Orphan drug designation Tazawa et al. AJRCCM. 181:1345; 2010

SUMMARY OF MOLGRADEX DEVELOPMENT

Preclinical	Phase I	Phase II/III	Phase III
GM-CSF Supply Formulation work PARI License Inhalation Tox COMPLETE	N = 42 healthy vol SAD / MAD Well tolerated Potent PD Effect COMPLETE	Europe & Japan N = 51 aPAP Change in AaDO2 Time to WLL ONGOING Data read 2018	USA FDA Dialogue ongoing Expand EU Study Endpoints TBD *or* Confirmatory Study
2010 - 14	2015	2016 - 18	2017 - 19

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DESIGN OF ONGOING PHASE II/III STUDY


Period 1- Double-blind
Period 2- Follow-up*
*Physicians have the option to prescribe Open-label Molgradex 300µg, dosed daily, every other week dosing
n=17, 300µg, daily dosing
n=17, 300µg, every other week dosing
Screening Period
n=17, placebo
W 72
BL
W 4
W 8
W 12
W 16
W 20
W 24

Key Inclusion Criteria

- Confirmed diagnosis of stable aPAP
- An (A-a)DO2 at Screening of minimum 25 mmHg/3.33 kPa

Primary Endpoint

- Change from baseline in (A-a)DO2 following 24 weeks of treatment

Secondary Endpoints

- Number of Whole Lung Lavage (WLL) following 24-weeks of treatment
- Vital Capacity (VC) following 24 weeks of treatment

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